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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accounts, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 of our report dated April 16, 2001 included in Corrections Corporation of America's (formerly Prison Realty Trust, Inc.) Form 10-K for the year ended December 31, 2000; and March 27, 2000 and March 29, 2000 included in Correction Corporation of America's (formerly Prison Realty Trust, Inc.) Registration Statement on Form S-4 filed with the Commission on July 19, 2000 and to all references to our Firm included in this Post-Effective Amendment No. 1.


                                                           ARTHUR ANDERSEN LLP


Nashville, Tennessee
September 11, 2001